UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 5, 2008
GSI Commerce, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-16611	04-2958132

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

935 First Avenue, King of Prussia, Pennsylvania		19406

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (610) 491-7000

Not Applicable (Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On October 5, 2008, GSI Commerce, Inc. (“ GSI”) and Bulldog Acquisition Corp., a Georgia corporation and a wholly owned subsidiary of GSI (“ Acquisition Sub”) entered into a definitive Agreement and Plan of Merger (the “ Merger Agreement”) with Innotrac Corporation, a Georgia corporation (“ Innotrac”).
Upon the terms and subject to the conditions of the Merger Agreement, Acquisition Sub will merge with and into Innotrac with Innotrac surviving as a wholly owned subsidiary of GSI (the ” Merger”). The Merger Agreement provides that GSI will acquire Innotrac for $52.0 million, consisting of cash of $22.0 million and shares of GSI common stock valued at $30.0 million. The cash amount and the number of shares to be received are subject to adjustment under certain circumstances. At GSI’s option, all or a portion of the stock component may be paid in cash.
The number of shares to be issued as the stock component of the merger consideration will be calculated based on the volume weighted average price of GSI common stock during the twenty trading days ending on (and including) the third trading day prior to the scheduled date of the Innotrac shareholders meeting to approve the Merger. If the average GSI stock price during this period is greater than or equal to $13.03 or less than or equal to $20.85, the value of the stock component is fixed and the number of shares comprising the stock component will equal $30.0 million divided by the average GSI stock price during this period. If the average GSI stock price during this period is greater than $20.85, the number of shares comprising the stock component will be fixed at 1,438,849 and, accordingly, the value of the stock component will be greater than $30.0 million; however, GSI may, at its election, pay all or a portion of the stock component in $30.0 million in cash in lieu of issuing stock. If the average GSI stock price during this period is less than $13.03, the number of shares comprising the stock component will be fixed at 2,302,379 and, accordingly, the value of the stock component will be less than $30.0 million. If the average GSI stock price during this period is less than $11.12, either party will have the right to terminate the agreement. If this termination right is exercised by Innotrac, GSI may, at its election, avoid termination of the agreement by paying the stock component of the merger consideration in either cash or stock that has a value of $25.6 million.
The acquisition is expected to close during the first half of 2009 and is subject to customary and other closing conditions, including (i) approval of the Merger Agreement by the holders of Innotrac common stock, (ii) receipt of certain third party consents, (iii) that there be no material adverse effect on Innotrac’s business between the execution of the Merger Agreement and consummation of the Merger and (iv) court approval by the United States District Court for the Northern District of Ohio of a Settlement Agreement between Innotrac and the court-appointed receiver for the IPOF Fund and affiliates.
Under the Merger Agreement, Innotrac may not solicit or participate in discussions or negotiations with a third party regarding an acquisition of the stock or assets of Innotrac, except that under certain circumstances Innotrac may respond to an unsolicited bona fide proposal for an alternative acquisition that is a Superior Proposal (as defined in the Merger Agreement), provided Innotrac otherwise complies with certain terms of the Merger Agreement.
The Merger Agreement also contains certain termination rights for both GSI and Innotrac. Upon termination of the Merger Agreement under specified circumstances, Innotrac will be required to pay GSI a termination fee of $1.6 million and/or reimburse GSI for up to $1.0 million of its expenses incurred in connection with the Merger.
Innotrac and GSI have agreed to customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants by Innotrac (i) to conduct its business in the ordinary course consistent with past practices during the interim period between the execution of the Merger Agreement and consummation of the Merger, (ii) not to engage in certain kinds of transactions during such period without the consent of GSI, (iii) to convene and hold a meeting of the shareholders of Innotrac to consider and vote upon the approval of the Merger, and (iv) that, subject to certain exceptions, the Board of Directors of Innotrac will recommend approval of the Merger by its shareholders.
The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Innotrac, GSI or Acquisition Sub. The Merger Agreement contains representations and warranties of each of Innotrac, GSI and Acquisition Sub made to the other parties to the Merger Agreement. The assertions embodied in those representations and warranties are qualified by information in a confidential disclosure letter delivered in connection with signing the Merger Agreement. The disclosure letter contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.
Also on October 5, 2008, GSI entered into a Voting, Cooperation and Indemnification Agreement (the “Voting Agreement”) with Scott D. Dorfman, the Chairman of the Board, President, Chief Executive Officer and a principal shareholder of Innotrac (“Mr. Dorfman”) and Mr. Dorfman’s wife. The Voting Agreement, upon the terms and subject to the conditions set forth therein, generally imposes on both Mr. Dorfman and his wife certain restrictions and obligations with respect to their ownership of Innotrac common stock until the earlier of a valid termination of the Merger Agreement and the date the Merger is deemed effective. Specifically, the Voting Agreement prohibits each of Mr. Dorfman and his wife from transferring any of their respective shares of Innotrac common stock, and requires that both Mr. Dorfman and his wife vote all such shares of Innotrac common stock in favor of the Merger and the Merger Agreement and support actions necessary to consummate the Merger. The Voting Agreement also prohibits each of Mr. Dorfman and his wife from soliciting or knowingly facilitating inquiries or proposals relating to alternative business combination transactions.
Additionally, the Voting Agreement provides that if the Merger Agreement is terminated under certain circumstances, Mr. Dorfman will pay to GSI two-thirds of the amount by which the proceeds payable to Mr. Dorfman in connection with any Acquisition Proposal (as defined in the Merger Agreement) exceeds the merger consideration payable to Mr. Dorfman under the Merger Agreement provided that such Acquisition Proposal is completed or entered into (and subsequently completed) during the one year period after termination.
Additionally, the Voting Agreement requires Mr. Dorfman to indemnify GSI and Acquisition Sub, beginning after the effective date of the Merger, from and against all claims, damages or expenses arising out of (i) any breach of a representation or warranty contained in the Voting Agreement or the capitalization representation in the Merger Agreement, (ii) any failure or refusal to satisfy or perform any covenant of the Voting Agreement, and (iii) subject to certain exceptions, matters related to litigation involving the IPOF Fund and affiliates. Claims for such amounts must be made by GSI within two years of the closing of the Merger. Mr. Dorfman’s indemnification liability is capped at $10.0 million, subject to certain exceptions. In order to secure his indemnification obligations, Mr. Dorfman will cause $4.0 million of his merger consideration to be placed into an escrow account. The escrow amount may be decreased as investors in the IPOF Fund submit releases to the court-appointed receiver for the fund.
In addition, on October 5, 2008, GSI and Mr. Dorfman entered into a Nondisclosure, Noncompetition and Nonsolicitation Agreement (the “ Nondisclosure Agreement”) pursuant to which Mr. Dorfman agreed that he would not, at all times after the consummation of the Merger, disclose Proprietary Information (as defined in the Nondisclosure Agreement) and Third Party Information (as defined in the

Nondisclosure Agreement). In addition, under the Nondisclosure Agreement, Mr. Dorfman agreed generally not to compete with, or solicit the customers or employees of, GSI or its affiliates for a period of four years following the consummation of the Merger. The Nondisclosure Agreement being in full force and effect is a condition to GSI’s obligation to consummate the Merger and grant, effective upon the closing of the Merger, Mr. Dorfman a restricted stock award with a value of $2.5 million at the time of grant. In the event that the Merger Agreement is terminated in accordance with its terms, this Nondisclosure Agreement will also terminate.
The foregoing summary of the Merger Agreement, the Voting Agreement, the Nondisclosure Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Merger Agreement, Voting Agreement and the Nondisclosure Agreement which are filed as exhibits hereto, and are incorporated herein by reference.
Additional Information About the Merger
In connection with the proposed Merger, GSI and Innotrac will file a registration statement, a proxy statement/prospectus and other relevant documents concerning the proposed Merger with the Securities and Exchange Commission (“SEC”). SHAREHOLDERS OF INNOTRAC ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the proxy statement/prospectus (when available) and other documents filed by GSI and Innotrac at the SEC’s Web site at http://www.sec.gov. Copies of the proxy statement/prospectus can also be obtained, without charge, by directing a request to:

GSI Commerce, Inc.	Innotrac Corporation
935 First Avenue	6655 Sugarloaf Parkway
King of Prussia, PA 19406	Duluth, GA 30097
Attention: Greg Ryan, Director,	Attention: George Hare, Chief Financial Officer
Corporate Communications
Telephone Number: (610) 491-7294	Telephone Number:(678) 584-4000
GSI, Innotrac and their respective directors and executive officers and other members of management and employees may be deemed to participate in the solicitation of proxies in respect of the proposed merger. Information regarding GSI’s directors and executive officers is available in GSI’s proxy statement for its 2008 annual meeting of stockholders, which was filed with the SEC on April 25, 2008. Information regarding Innotrac’s directors and executive officers is available in Innotrac’s annual report on Form 10-K for its fiscal year ended December 31, 2007, which was filed with the SEC on April 15, 2008 and amended on April 29, 2008, and in its proxy statement for its 2008 annual meeting of shareholders, which was filed with the SEC on May 8, 2008. Additional information regarding the interests of such potential participants will be included in the proxy statement/prospectus relating to the merger and the other relevant documents filed with the SEC when they become available.
Forward-Looking Statements
Certain statements in this report are forward-looking statements which includes all statements other than those made solely with respect to historical fact. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements.

These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those contained in the statements, including the following: (a) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (b) the inability to complete the transaction due to the failure to receive approvals or to satisfy other conditions to the transaction; (c) the risk that the proposed transaction disrupts current plans and operations; (d) the risk that anticipated synergies and opportunities as a result of the transaction will not be realized; (e) difficulty or unanticipated expenses in connection with integrating Innotrac into GSI; (f) the risk that the acquisition does not perform as planned; and (g) potential difficulties in employee retention following the closing of the transaction.
Item 7.01. Regulation FD Disclosure.
On October 6, 2008, GSI and Innotrac issued a joint press release announcing that they had entered into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of October 5, 2008, by and among GSI Commerce, Inc., Bulldog Acquisition Corp., and Innotrac Corporation. (The schedules and exhibits (other than exhibits A, B and C) to the Agreement and Plan of Merger are omitted pursuant to Item 601(b)(2) of Regulation S-K. GSI agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedule or exhibit).

99.1	Voting, Cooperation and Indemnification Agreement, dated as of October 5, 2008, by and among GSI Commerce, Inc., Scott Dorfman and Susan Mary Trotochaud.

99.2	Nondisclosure, Noncompetition and Nonsolicitation Agreement, dated as of October 5, 2008 by and between GSI Commerce, Inc. and Scott Dorfman.

99.3	Press Release issued by GSI Commerce, Inc., and Innotrac dated October 6, 2008.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2008	GSI COMMERCE, INC.
	By:	/s/ Arthur H. Miller
		Name:	Arthur H. Miller
		Title:	Executive Vice President and Secretary

EXHIBIT INDEX

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of October 5, 2008, by and among GSI Commerce, Inc., Bulldog Acquisition Corp., and Innotrac Corporation. (The schedules and exhibits (other than exhibits A, B and C) to the Agreement and Plan of Merger are omitted pursuant to Item 601(b)(2) of Regulation S-K. GSI agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedule or exhibit).

99.1	Voting, Cooperation and Indemnification Agreement, dated as of October 5, 2008, by and among GSI Commerce, Inc., Scott Dorfman and Susan Mary Trotochaud.

99.2	Nondisclosure, Noncompetition and Nonsolicitation Agreement, dated as of October 5, 2008 by and between GSI Commerce, Inc. and Scott Dorfman.

99.3	Press Release issued by GSI Commerce, Inc., and Innotrac dated October 6, 2008.